EXHIBIT 23.1

Consent Of Independent Registered Public Accounting Firm

The Board of Directors

Entercom Communications Corp.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Entercom Communications Corp. of our report dated February 27, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Form 10-K for the year ended December 31, 2006.

\s\ PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
March 21, 2007